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                                                            Exhibit 10.7 (a)(ii)


September 1, 1993


C.R. HOLMAN


Dear Ray:

This letter serves to amend your Gross-Up Agreement with IMCERA Group Inc. dated July 1, 1992, and as subsequently amended by letter dated April 30, 1993. The amendment is necessary due to the recent increase in your compensation and executive benefits.

Effective upon your acceptance of this amendment, the last sentence of the opening paragraph of your Gross-Up Agreement is amended as follows:

     "Notwithstanding the foregoing, your Gross-Up Payment, if any, may not exceed $3,408,779."

Except as modified hereby all other terms and provisions of your Gross-Up Agreement with the Company will remain in full force and effect.

Please indicate your acceptance of the amendment to your Gross-Up Agreement dated July 1, 1992, and as subsequently amended by letter dated April 30, 1993 by signing the attached copy of this letter and returning it to my attention.

Very truly yours,


/s/  Beverley L. Hayes


I have read this letter and
understand and accept its terms.



/s/  C.R. Holman
- ----------------
C.R. Holman

Dated this 10 day of September, 1993
September 1, 1993